UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 18, 2016

Date of Report (Date of earliest event reported)

PLANET PAYMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35699	13-4084693
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

670 Long Beach Blvd., Long Beach, NY	11561
(Address of principal executive offices)	(Zip Code)

(516) 670-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On May 18, 2016, Planet Payment, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its leasehold dated August 15, 2005 with BDP Realty Associates, LLC, the landlord in respect of the Company’s principal executive offices located at 670 Long Beach Boulevard, Long Beach, NY 11561.  The Amendment provides a one-year extension of the original lease until December 31, 2017.  Commencing January 1, 2017 through the end of the extended term, rent will be $19,000 per month; the Company will no longer be responsible for payment of real estate taxes; and utilities will be transferred into the name of the landlord with the Company reimbursing the landlord 60% of the cost of basic utilities.  As part of the arrangement, the Company will vacate the ground floor of the premises on or prior to September 30, 2016.

The foregoing descriptions of the terms of the Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment, which the Company intends to file as an exhibit to its next Quarterly Report on Form 10-Q.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET PAYMENT, INC.

Date: May 24, 2016	By:	/s/ David R. Fishkin
		Name:	David R. Fishkin
		Title:	Vice President, Corporate Counsel and Secretary